EXHIBIT 3.29

                        KEYMARKET RADIO OF BUFFALO, INC.

                            CERTIFICATE OF CORRECTION


     KEYMARKET RADIO OF BUFFALO, INC., a Maryland corporation, having its principal office at 2000 W. 41st Street, Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The title of the document being corrected hereby is the Articles of Incorporation.

     SECOND: The name, as it appeared in the Articles of Incorporation, of the party of such Articles of Incorporation is hereby corrected to read SINCLAIR RADIO OF BUFFALO, INC.

     THIRD: The Articles of Incorporation to be corrected here were filed on April 22, 1996.

     FOURTH: The Board of Directors has not had an organizational meeting and has not elected officers.

     IN WITNESS WHEREOF, I have signed this Certificate of Correction on this 23rd day April, 1996, and acknowledge the same to be my act.



                                                           /s/ Charles A. Borek
                                                         -----------------------
                                                          Incorporator


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                            ARTICLES OF INCORPORATION

                                       OF

                        KEYMARKET RADIO OF BUFFALO, INC.

     FIRST: I, Charles A. Borek, whose post office address is 100 Light Street, Suite 1100, Baltimore, Maryland 21202, being a least 18 years of age, hereby form a corporation under and by virtue of the general laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereafter referred to as the "Corporation") is:

                        KEYMARKET RADIO OF BUFFALO, INC.

     THIRD: The purpose for which the Corporation is formed is to engage in the ownership and operation of television and radio broadcasting stations, to acquire, hold, own, license, sell, and otherwise deal in licenses and grants of authority issued by state and federal agencies, and the trademarks, tradenames, and call letters regarding same; and to engage in any lawful business and to do anything permitted by the Maryland General Corporation Law.

     FOURTH: The post office address of the principal office of the Corporation in this State is 2000 W. 41st Street, Baltimore, Maryland 21211. The name and post office address of the Resident Agent of the Corporation in this State is Steven A. Thomas, Esquire, 100 Light Street, Suite 1100, Baltimore, Maryland 21202. Said resident agent is an individual actually residing in this state.

     FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share, for an aggregate par value of ten dollars ($10.,00), all of one class of stock.

     SIXTH: The number of directors shall be three (3) or such other number, but not less than three (3) nor more than seven (7), as may be designated from time to time by resolution of a majority of the entire Board of Directors. Provided, however, that (a) if at any time there is no stock outstanding, the Corporation may have less than three (3) but not less than one (1) director; and (b) if there is stock outstanding and there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. Directors need not be stockholders. The name of the directors who shall act until the first annual meeting or until their successor or successors are duly elected and qualified are David D. Smith and David B. Amy.

     SEVENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received,


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or (ii) to the extent  that a judgment or other  final  adjudication  adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) that intentionally wrongful, willful, or malicious end, in each such case, was material to the cause of action adjudicated in the proceeding.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 22nd day of April 1996, and I acknowledge the same to be my act.



                                                          /s/ Charles A. Borek
                                                         -----------------------
                                                               Charles A. Borek